Exhibit 5.1

August 25, 2011

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Deutsche Bank Securities Inc.

J.P. Morgan Securities Ltd.

Scotia Capital (USA) Inc.

National Bank Financial Inc.

Bank of Montreal, London Branch

CIBC World Markets Corp.

RBC Capital Markets, LLC

TD Securities (USA) LLC

BNP Paribas Securities Corp.

Casgrain & Company Limited

Desjardins Securities Inc.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities International plc

RBS Securities Inc.

(collectively the “Underwriters”)

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative of the Underwriters

Dear Sirs:

Re:                             Québec — Issue of US$1,400,000,000, 2.750% Global Notes Series QK, Due August 25, 2021

As counsel for Québec in the matter of the issue and sale by Québec to the Underwriters of US$1,400,000,000 aggregate principal amount of Québec’s 2.750% Global Notes Series QK due August 25, 2021 (the “Notes”), we have examined the following:

a)                          a copy of Registration Statements Nos 333-151613 and 333-171105 of Québec filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2008 and December 10, 2010, respectively (such Registration Statements and all materials incorporated therein by reference being hereinafter called the “Registration Statement”);

b)                         a copy of the prospectus dated February 15, 2011 forming part of the Registration Statement and all materials incorporated by reference therein (the “Prospectus”), the preliminary prospectus dated August 18, 2011 and of the prospectus supplement dated August 18, 2011 relating to the Notes (the preliminary prospectus and the prospectus supplement and all materials incorporated by reference therein being hereinafter called the “Prospectus Supplement”);

c)                          an electronic transmission of an executed copy of the Terms Agreement entered into between Québec and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Underwriters named therein, dated August 18, 2011 (the “Terms Agreement”), which incorporates by reference all of the provisions of the Québec Underwriting Agreement Standard Provisions (Debt Securities) dated August 18, 2011 (the “Underwriting Agreement Standard Provisions”);

d)                         an electronic transmission of an executed copy of the Fiscal Agency Agreement dated as of August 25, 2011 among Québec, Deutsche Bank Trust Company Americas and Deutsche Bank AG, London Branch (the “Fiscal Agency Agreement”);

e)                          a specimen of the Global Notes (as defined in the Fiscal Agency Agreement);

f)                            copies of Order in Council No 488-2010 adopted by the Gouvernement du Québec on June 9, 2010, in relation to Registration Statement No 333-171105 and Order in Council No 524-2011 adopted by the Gouvernement du Québec on May 25, 2011 with respect to the authorization of the issue and sale of the Notes (“Order in Council No 524-2011”), as certified by an authorized representative of Québec as of the date hereof (collectively the “Orders in Council”);

g)                         a copy of ministerial order No FIN-3 of the Minister of Finance of Québec dated July 7, 2003 (the “Ministerial Order”) authorizing, inter alia, certain persons to conclude and sign on behalf of Québec borrowing transactions and certain means to sign any debt security and any documents related to a borrowing transaction and a signed copy of a letter dated August 18, 2011 addressed to Mr. John Parisella, Delegate General in New York, authorizing certain persons to sign on behalf of Québec the Terms Agreement and all documents relating to the issuance and sale of the Notes, as certified by an authorized representative of the Ministère des Finances of Québec as of the date hereof;

h)                         a certificate, dated August 25, 2011, of an authorized representative of the Ministère des Finances of Québec pursuant to Section 5(g) of the Underwriting Agreement Standard Provisions certifying the compliance of the issuance of the Global Notes with the Order in Council No 524-2011;

i)                             a certificate of an authorized representative of the Ministère des Finances of Québec dated August 25, 2011 as to the delivery of the Notes and as to the amount of other debt securities of Québec outstanding on the date hereof and certifying that the Terms Agreement, the Fiscal Agency Agreement and the Notes were signed and delivered outside Québec;

j)                             a certificate of the Secretary to the Ministère des Finances of Québec dated August 25, 2011 as to authorized signatories of Québec, their titles and specimen signatures;

k)                          a certificate of the Secrétariat du Conseil exécutif dated August 25, 2011 regarding validity of the Order in Council No 524-2011;

l)                             the Financial Administration Act (Québec), the Civil Code of Québec and all other applicable laws of Canada and of Québec;

m)                       the English translations of the Orders in Council and the Ministerial Order (the “English translations”);

n)                         the Taxation Act (Québec), the Income Tax Act (Canada) (the “Canadian Tax Act”) and the Regulations adopted thereunder; and

o)                         such other documents and legislation as we have considered necessary or appropriate to examine for the purpose of this opinion.

For the purpose of this opinion, we have:

(i)                         assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as certified, photocopied, electronic or facsimile copies;

(ii)                      assumed that the Terms Agreement, the Underwriting Agreement Standard Provisions and the Fiscal Agency Agreement have been duly authorized, executed and delivered by or on behalf of each of the parties thereto other than Québec;

(iii)                   assumed that a draft of the Prospectus Supplement containing, inter alia, a description of the terms of the Notes was delivered to the Underwriters, at or prior to the signing of the Terms Agreement and the Underwriting Agreement Standard Provisions;

(iv)                  relied, as to matters of United States law and procedure, upon the opinion of Sullivan & Cromwell LLP, the Underwriters’ United States counsel, delivered to you today pursuant to Section 5(f) of the Underwriting Agreement Standard Provisions; and

(v)                     relied on the certificate of authorized representatives of the Ministère des Finances of Québec relating to the debt securities of Québec outstanding as at the date hereof and to certain questions of fact.

Based on the foregoing and to the qualifications below, we are of the following opinion:

A)                     the Notes have been duly authorized and have been duly executed, issued, authenticated and delivered in accordance with the laws of Québec, the Ministerial Order and the Orders in Council applicable thereto, and the Notes and the covenants therein contained constitute valid and legally binding, unsecured and unconditional general obligations of Québec, for the payment and performance of which the full faith and credit of Québec have been pledged; and the Notes will be enforceable against Québec in accordance with their terms, subject to the qualifications set forth in paragraph E) herein, and subject furthermore to the provisions of Book X, Title Four of the Civil Code of Québec whereby, in recognizing and enforcing a decision rendered by a court outside Québec for a sum of money expressed in foreign currency, a Québec court will convert that sum of money in Canadian currency at the rate of exchange prevailing on the day such decision becomes enforceable at the place where it was rendered and whereby, in the cases listed below, a decision rendered by a court outside Québec could not be recognized and, where applicable, declared enforceable by a Québec court :

1.                           the court rendering the decision had no jurisdiction under the provisions of the Civil Code of Québec;

2.                           the decision is not final or enforceable at the place where it was rendered, is in contravention of fundamental principles of procedure, or is manifestly inconsistent with public order as understood in international relations;

3.                           a decision on the same matter either (i) is pending before or has been rendered by a Québec court or (ii) has been rendered by a foreign tribunal and is recognizable in Québec;

4.                           the decision enforces obligations resulting from taxation laws of a foreign country which does not itself recognize and enforce the obligations resulting from the taxation laws of Québec; or

5.                           the decision is rendered by default and the act of procedure initiating the proceedings was not duly served on the defaulting party;

B)                      the Notes rank equally among themselves and with the other debt securities issued by Québec and outstanding on the date hereof and all funds required to make payments in respect of the Notes will be taken out of the Consolidated Revenue Fund of Québec;

C)                      the Fiscal Agency Agreement and the Terms Agreement have been duly authorized, executed and delivered by Québec in accordance with the Orders in Council and the Ministerial Order;

D)                     all necessary action has been duly taken by or on behalf of Québec and all necessary authorizations and approvals under the laws of Québec have been duly obtained, for the authorization, execution and delivery by Québec of the Fiscal Agency Agreement, the Terms Agreement and the Notes, and for the issuance and sale of the Notes pursuant to the Terms Agreement and the Fiscal Agency Agreement, and there are no laws of Canada applicable to any such authorization, execution, delivery, issuance or sale and no authorizations or approvals under the laws of Canada are necessary therefor;

E)                       Québec does not enjoy, under the laws of Québec and the laws of Canada applicable therein, a right of immunity from suit, on the ground of sovereignty or otherwise, in respect of its obligations under the Fiscal Agency Agreement, the Terms Agreement and the Notes, subject to the following qualifications:

1.                           the provisions of the Code of Civil Procedure of Québec which bar extraordinary recourses (quo warranto, mandamus and evocation) and provisional remedies (injunction, seizure of assets before judgment and judicial sequestration) against the Gouvernement du Québec; and

2.                           the general immunity of the State from compensation, set-off, acquisitive prescription, attachment and execution on a judgment; and

F)                   there are no withholding taxes payable under the laws of Canada or Québec in respect of any Notes or premium, if any, or interest thereon. There are no other taxes on income or capital gains payable under the laws of Canada or of Québec in respect of any Notes or premium, if any, or interest thereon by an owner who is not, nor is deemed to be, a resident of Canada and who does not use or hold, and is not deemed to use or hold, any Notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere and is not an authorized foreign bank carrying on a bank business in Canada within the meaning of the Canadian Tax Act. There are no estate taxes or succession duties imposed by Canada or Québec in respect of any Notes or premium, if any, or interest thereon.

During the course of the preparation of the Prospectus Supplement, we participated in conferences and discussions with representatives of Québec, your representatives and your counsel during which the content of the Prospectus Supplement and certain related matters were discussed. Furthermore, between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with representatives of Québec, your representatives and your counsel.

Based upon such participation and upon our examination of the documents referred to above: (i) we have no reason to believe that, as of August 18, 2011, either the Registration Statement, the Pricing Disclosure Package (as each expression is defined in the Terms Agreement) or the Prospectus as supplemented by the Prospectus Supplement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the basis of our involvement in the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Prospectus Supplement, we have no reason to believe that the Prospectus as supplemented by the Prospectus Supplement, as of the date and time of delivery of this letter, or the Pricing Disclosure Package and the Prospectus Supplement, at the Applicable Time (as such expression is defined in the Terms Agreement) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurately described therein.

Our opinion with respect to Canadian taxes under the caption “Tax Matters - Canadian Federal Income Taxation” in the Prospectus Supplement and under the caption “Description of the Securities - Canadian Taxes on Debt Securities” in the Prospectus are accurately described therein and we hereby consent to the references to us under such headings and to the filing of our opinion with the SEC. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

The foregoing opinions are subject to the following qualifications:

a)                         the foregoing opinions are based upon legislation in effect as of the date hereof and are limited to the laws of Québec and the laws of Canada applicable therein;

b)                        we do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, the Prospectus and the Prospectus Supplement, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except for those made i) in the Prospectus under the captions “Plan of Distribution” and “Description of the Securities” and ii) in the

Prospectus Supplement under the captions “Description of Notes” and “Underwriting” insofar as they relate to provisions of documents therein described and to the Notes;

c)                         insofar as the foregoing opinions relate to the due execution of the Notes, we have examined only the specimen of the Global Notes referred to in paragraph (e) above, and have assumed (without independently verifying the assumptions) that such Global Notes conform to such specimen and that the certificate of authentication on such Global Notes has been manually signed on behalf of the Registrar (as defined in the Fiscal Agency Agreement) by a person duly authorized for such purpose;

d)                        the foregoing opinions are subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, to general equitable principles, including certain equitable principles contained in the Civil Code of Québec, and to the fact that certain recourses, such as specific performance or injunction proceedings, are ordered in the discretion of a court of competent jurisdiction.

e)                         the Civil Code of Québec provides that notwithstanding the designation in a contract of the laws of Québec as being the governing laws, if the laws of Québec invalidate the designation, the courts apply the laws of the country with which the act is most closely connected (within the meaning of the Civil Code of Québec), in view of its nature and the attendant circumstances; and

f)                           under the provisions of the Currency Act (Canada), the courts are precluded from rendering any monetary judgment in any currency other than the lawful currency of Canada.

The foregoing opinions are expressed solely for the benefit of the addressees in connection with the proposed issue of the Notes. They are not to be transmitted to any other person, nor are they to be relied upon by any other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior written consent

Yours truly,

/s/ Miller Thomson LLP